UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): April 27, 2011

                                  JA Energy
               ----------------------------------------------
               (Name of Small Business Issuer in its Charter)

            Nevada                   000-54236            27-3349143
 ----------------------------       ------------       ------------------
 (State or other jurisdiction       (Commission          (IRS Employer
      of incorporation)             File Number)       Identification No.)

             7495 W. Azure Dr.  Suite 110, Las Vegas, NV  89130
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                (Address of principal executive offices)

                               702-515-4036
                       ---------------------------
                       (Issuer's telephone number)

                4800 W. Dewey Drive, Las Vegas, NV  89118
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 3.02   UNREGISTERED SALE OF EQUITY SECURITIES.

On April 27, 2011, the Company authorized the issuance of 270,000 shares of unregistered restricted common stock to Rockey Farms, LLC, in exchange for Jerusalem Artichoke tubers. These tubers were essential in order for the Company to grow Jerusalem Artichokes for the subsequent conversion into ethanol.

Rockey Farms, LLC, is a financially sophisticated entity. Before Rockey Farms, LLC received these unregistered securities, they were known to management, through a pre-existing business relationship. We did not engage in any form of general solicitation or general advertising in connection with this transaction. We believed that Section 4(2) was available because the offer and sale did not involve a public offering and there was not general solicitation or general advertising involved in the offer or sale. Rockey Farms, LLC was provided access to all material information, which they requested and all information necessary to verify such information and was afforded access to our management in connection with this transaction.
Rockey Farms, LLC acquired these securities for investment and not with a view toward distribution, acknowledging such intent to us. They understood
the ramifications of their actions.   The shares of common stock issued
contained a legend restricting transferability absent registration or applicable exemption.

On April 29, 2011, the Company authorized the issuance of 40,000 shares of unregistered restricted common stock to Jarita Clifton, in exchange for bookkeeping and office support services. These services will be supplied to the Company for a period of one year in exchange for 40,000 unregistered restricted shares in the Company.

Jarita Clifton, is a financially sophisticated individual. Before Jarita Clifton received these unregistered securities, she was known to management, through a pre-existing business relationship. We did not engage in any form of general solicitation or general advertising in connection with this transaction. We believed that Section 4(2) was available because the offer and sale did not involve a public offering and there was not general solicitation or general advertising involved in the offer or sale. Jarita Clifton was provided access to all material information, which she requested and all information necessary to verify such information and was afforded access to our management in connection with this transaction. Jarita Clifton acquired these securities for investment and not with a view toward distribution, acknowledging such intent to us. She understood the
ramifications of her actions.   The shares of common stock issued contained a
legend restricting transferability absent registration or applicable exemption.







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Item 5.02  Departure of Directors or Principal Officers; Election of
           Directors; Appointment of Principal Officers

On April 28, 2011, the Board of Directors of JA Energy (the "Company") accepted the resignation of Mr. Marc Schechtman, a Director of the Company. Mr. Schechtman does not have any disagreements with the Company on any matter relating to its operations, policies or practices.

Pursuant to Nevada Corporate law, NRS 78.335(5), the Board of Directors filled the Board vacancy with the nomination and acceptance of Sheldon Rockey, effective April 28, 2011. The new board member will hold office for the unexpired term of his predecessor and/or until his successor are elected and qualified.

The following table sets forth certain information regarding our new director.


Name                      Age                 Position
-------------             ---                 ------------------------------
Sheldon Rockey            35                  Director
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

All directors hold office until the next annual meeting of stockholders of the Company and/or until their successors have been elected and qualified. Directors currently receive no fees for services provided in that capacity.

Set forth below is a brief description of the background and business experience of our new director.


Biography of Sheldon Rockey
---------------------------

2002- Present, Mr. Sheldon Rockey is a partner and manager of Rockey Farms LLC located in Center, Colorado.












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ITEM 8.01 - Other Events

With the resignation of Mr. Schechtman, he returned his 3,400,000 restricted shares to the Company for cancellation. The 3,400,000 shares were returned to the Company's transfer agent for cancellation.

Following the cancellation of these shares, and the issuance of 270,000 unregistered restricted shares to Rockey Farms, LLC, and 40,000 unregistered restricted shares to Jarita Clifton, the Company will have 31,156,703 common shares issued and outstanding.

The Corporation's mailing address and business address have been changed from 4800 W. Dewey Drive, Las Vegas, NV 89118 to 7495 W. Azure Dr., Suite 110, Las Vegas, NV 89130, effective April 26, 2011.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                         JA Energy
                              ----------------------------------
                                         Registrant


                                By: /s/ James Lusk
                                --------------------------------
                                 Name:  James Lusk
                                 Title: Chairman/CEO

Dated:  May 2, 2011
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